Exhibit 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Reports Second Quarter 2013 Financial Results

System-wide Comparable Store Sales Increase 0.7%

Income from Operations Increased 22.1%

LAKEWOOD, Colo. – August 1, 2013 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the second quarter ended July 2, 2013.

Highlights for the Second Quarter 2013 Compared to the Second Quarter 2012:

•	System-wide comparable store sales increased 0.7%.

•	Total revenues increased 1.7% to $107.8 million from $106.0 million.

•	Net income was $3.3 million, or $0.19 per diluted share, compared to $3.0 million, or $0.17 per diluted share.

•	Income from operations increased 22.1% to $6.8 million from $5.6 million.

•	Adjusted EBITDA* increased 5.0% to $11.6 million from $11.0 million (*).

•

The Company’s Senior Credit Facility was amended on June 27, 2013 with a reduction in the applicable interest rate of approximately 75 basis points and an expected reduction in interest expense of approximately $0.5 million from previously disclosed Fiscal 2013 Guidelines reflecting six months of lower interest expense and a lower average balance outstanding.

Jeff O’Neill, President and Chief Executive Officer, stated, “Comparable store sales rebounded in the second quarter with a 0.7% gain while transactions experienced their smallest decline since the first quarter of 2011 as our focus and transition to drive traffic through ‘everyday value’ and improved guest experience was initiated and has begun to take hold. This represents our eighth quarter out of the last nine quarters that we have achieved positive system-wide comparable store sales. With our in-store customer-centric strategy and local and national marketing support now firmly in place, we are poised to reap the benefits of these investments through the back half of the year and beyond with continued traction in both comparable store sales and transactions.”

O’Neill continued, “Manufacturing revenues increased double digits in the second quarter while the robust growth in the segment’s profitability resulted in its highest gross margin on record. In addition, the recent announcements of our new Chief Concept Officer, Glenn Lunde and the move of Manny Hilario into the role of Chief Operations Officer strengthens our organization as we seek to drive traffic and build on current trends.”

Second Quarter 2013 Financial Results

Total revenues increased 1.7% to $107.8 million from $106.0 million, and consisted of a 0.7% increase in Company-owned restaurant revenues, a 10.0% increase in manufacturing revenues, and a 14.7% increase in franchise and license related revenues, compared to the same period last year. For the second quarter ended July 2, 2013, system-wide comparable store sales increased 0.7%, reflecting 2.9% growth in average check that was partially offset by a decline in transactions.

Restaurant gross margin was 17.6% down 20 basis points as a percentage of restaurant sales. Marketing costs were favorable to the second quarter of 2012 while food costs held steady. Rent and other operating expenses were higher than the year-ago period primarily due to the addition of 16 new company-owned restaurants over the last four quarters.

Manufacturing revenues increased $0.7 million to $8.0 million driven by incremental sales to third-party customers. Manufacturing gross margin as a percentage of manufacturing revenues increased 630 basis points to 29.2% from 22.9% and was driven by sales leverage combined with benefits from various ongoing cost initiatives.

Overall, gross margin was $22.1 million in the second quarter of 2013 compared to $21.2 million in the second quarter of 2012, and as a percentage of total revenues, increased 50 basis points to 20.5% from 20.0% in the year-ago period.

General and administrative expenses were slightly up to $10.2 million in the second quarter of 2013 from $10.0 million in the second quarter of 2012.

Income from operations increased 22.1% to $6.8 million from $5.6 million.

Adjusted EBITDA* was $11.6 million in the second quarter of 2013 compared to $11.0 million in the second quarter of 2012.

Interest expense was $1.6 million in the second quarter of 2013 compared to $0.8 million in the second quarter of 2012, as a result of the higher level of debt resulting from the recapitalization of the Company in the fourth quarter of 2012.

Net income in the second quarter of 2013 was $3.3 million, or $0.19 per diluted share, compared to net income in the second quarter of 2012 of $3.0 million, or $0.17 per diluted share.

*	A reconciliation of the non-GAAP measure to the nearest GAAP measure can be found in the accompanying tables below.

Restaurant Development

As of July 2, 2013, there were 821 Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® branded restaurants in operation. During the second quarter of 2013, the Company opened seven restaurants consisting of two Company-owned restaurants, three franchised restaurants and two licensed restaurants. Five Company-owned restaurants were sold to a franchisee in the second quarter of 2013. The Company ended the second quarter of 2013 with 453 Company-owned and operated restaurants, 107 franchised restaurants and 261 licensed restaurants.

Fiscal 2013 Guidelines

The Company is providing the following guidelines for the 52-week fiscal year.

•	60 to 80 system-wide openings, including 15 to 20 Company-owned restaurants, 15 to 20 franchised restaurants, and 30 to 40 licensed restaurants.

•	Capital expenditures of $20 million to $22 million.

•	Cost of goods inflation of approximately 2% to 3%, which the Company expects to be fully offset through efficiency initiatives.

•	Pre-opening expense of $65,000 to $75,000 per new Company-owned restaurant.

•	Interest expense of $5.8 million to $6.3 million.

•	An annual effective tax rate not to exceed 39%; however, the Company expects to only pay minimal cash-taxes for the next several years.

Conference Call Today

The Company will host a conference call to discuss its second quarter 2013 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, President and Chief Executive Officer, and Manny Hilario, Chief Operations Officer and Chief Financial Officer.

The conference call will be webcast live from Einstein Noah’s website at www.einsteinnoah.com and will be archived there as well.

The dial-in numbers for the conference call are 888-481-2877 for domestic toll-free calls and 719-325-2455 for international. A telephone replay will be available through August 8, 2013, and may be accessed by dialing 877-870-5176 for domestic toll-free calls or 858-384-5517 for international. The conference ID is 7618719.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates Company-owned, franchised and licensed locations under the Einstein Bros.®, Noah’s New York Bagels® and Manhattan Bagel® brands. The Company’s retail system consists of over 820 restaurants in 40 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “Fiscal 2013 Guidelines”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2013 second quarter and year-over-year revenue and other financial results, comparable store sales, and margin performance are not necessarily indicative of future results, and our expectations for 2013 results are subject to shifting consumer preferences, new product execution, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new Company-owned, franchised and licensed restaurants and upgrade Company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (vii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2013. Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investor Relations:

Raphael Gross

203-682-8253

raphael.gross@icrinc.com

Media Relations:

Liz Brady DiTrapano

646-277-1226

liz.ditrapano@icrinc.com

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including adjusted earnings before interest, taxes, depreciation and amortization, restructuring expenses, strategic alternative expenses, write-off of debt issuance costs and other operating expenses/income (“Adjusted EBITDA”) and “Free Cash Flow,” which the Company defines as net cash provided by operating activities less net cash used in investing activities. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate our ongoing business performance and certain components of our results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and its management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information to the nearest GAAP measures.

The Company includes in this report information on system-wide comparable store sales percentages. System-wide comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. Management reviews the increase or decrease in comparable sales to assess business trends. Comparable store sales exclude permanently closed locations. When the Company intends to relocate a restaurant, it considers that restaurant to be temporarily closed for up to twelve months after it ceases operations. If a suitable relocation site has not been identified by the end of twelve months, we consider the restaurant to be permanently closed. Until that time, the Company includes the restaurant in our open store count, but excludes its sales from our comparable store sales. As of July 2, 2013 there are eight stores that the Company intends to relocate, and are thus considered to be temporarily closed.

The Company uses company-owned comparable store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. The Company believes system-wide comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps us evaluate the effectiveness of our advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. The Company does not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	13 weeks ended (in thousands)		Increase/ (Decrease)
	July 3, 2012	July 2, 2013	2013 vs . 2012
Revenues:
Company-owned restaurant sales	$96,399	$97,097	0.7%
Manufacturing revenues	7,239	7,962	10.0%
Franchise and license related revenues	2,355	2,701	14.7%

Total revenues	105,993	107,760	1.7%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	26,999	27,149	0.6%
Labor costs	28,176	28,524	1.2%
Rent and related expenses	10,435	10,953	5.0%
Other operating costs	10,170	10,565	3.9%
Marketing costs	3,476	2,841	(18.3%)

Total company-owned restaurant costs	79,256	80,032	1.0%
Manufacturing costs	5,581	5,638	1.0%

Total cost of sales	84,837	85,670	1.0%
Gross margin:
Company-owned restaurant	17,143	17,065	(0.5%)
Manufacturing	1,658	2,324	40.2%
Franchise and license	2,355	2,701	14.7%

Total gross margin	21,156	22,090	4.4%
Operating expenses:
General and administrative expenses	10,029	10,177	1.5%
Depreciation and amortization	5,011	4,614	(7.9%)
Pre-opening expenses	90	327	* *
Restructuring expenses	(74)	—	(100.0%)
Strategic alternatives expense	435	—	(100.0%)
Other operating expenses, net	75	144	92.0%

Income from operations	5,590	6,828	22.1%
Interest expense, net	778	1,650	112.1%

Income before income taxes	4,812	5,178	7.6%
Provision for income taxes	1,856	1,846	(0.5%)

Net income	$2,956	$3,332	12.7%

Net income – Basic	$0.17	$0.19	11.8%
Net income – Diluted	$0.17	$0.19	11.8%
Cash dividend declared per common share	$0.125	$0.125	0.0%
Weighted average number of common shares outstanding:
Basic	16,935,195	17,492,644	3.3%
Diluted	17,213,322	17,880,213	3.9%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	13 weeks ended (percent of total revenue)
	July 3, 2012	July 2, 2013
Revenues:
Company-owned restaurant sales	91.0%	90.1%
Manufacturing revenues	6.8%	7.4%
Franchise and license related revenues	2.2%	2.5%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	28.0%	28.0%
Labor costs	29.2%	29.4%
Rent and related expenses	10.8%	11.3%
Other operating costs	10.6%	10.8%
Marketing costs	3.6%	2.9%

Total company-owned restaurant costs	82.2%	82.4%
Manufacturing costs (2)	77.1%	70.8%

Total cost of sales	80.0%	79.5%
Gross margin:
Company-owned restaurant (1)	17.8%	17.6%
Manufacturing (2)	22.9%	29.2%
Franchise and license	100.0%	100.0%

Total gross margin	20.0%	20.5%
Operating expenses:
General and administrative expenses	9.5%	9.5%
Depreciation and amortization	4.7%	4.3%
Pre-opening expenses	0.1%	0.3%
Restructuring expenses	(0.1%)	0.0%
Strategic alternatives expense	0.4%	0.0%
Other operating expenses, net	0.1%	0.1%

Income from operations	5.3%	6.3%
Interest expense, net	0.7%	1.5%

Income before income taxes	4.6%	4.8%
Provision for income taxes	1.8%	1.7%

Net income	2.8%	3.1%

(1)	As a percentage of company-owned restaurant sales
(2)	As a percentage of manufacturing revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	26 weeks ended (in thousands)		Increase/ (Decrease)
	July 3, 2012	July 2, 2013	2013 vs . 2012
Revenues:
Company-owned restaurant sales	$189,846	$191,323	0.8%
Manufacturing and commissary revenues	15,689	16,890	7.7%
Franchise and license related revenues	5,331	5,670	6.4%

Total revenues	210,866	213,883	1.4%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	53,364	53,719	0.7%
Labor costs	55,012	57,204	4.0%
Rent and related expenses	20,703	21,785	5.2%
Other operating costs	19,491	20,705	6.2%
Marketing costs	5,970	5,327	(10.8%)

Total company-owned restaurant costs	154,540	158,740	2.7%
Manufacturing and commissary costs	12,477	12,128	(2.8%)

Total cost of sales	167,017	170,868	2.3%
Gross margin:
Company-owned restaurant	35,306	32,583	(7.7%)
Manufacturing and commissary	3,212	4,762	48.3%
Franchise and license	5,331	5,670	6.4%

Total gross margin	43,849	43,015	(1.9%)
Operating expenses:
General and administrative expenses	21,109	20,385	(3.4%)
Depreciation and amortization	9,778	9,554	(2.3%)
Pre-opening expenses	154	614	* *
Restructuring expenses	480	—	(100.0%)
Strategic alternatives expense	435	—	(100.0%)
Other operating expenses, net	259	270	4.2%

Income from operations	11,634	12,192	4.8%
Interest expense, net	1,578	3,393	115.0%

Income before income taxes	10,056	8,799	(12.5%)
Provision for income taxes	3,896	3,106	(20.3%)

Net income	$6,160	$5,693	(7.6%)

Net income – Basic	$0.36	$0.33	(8.3%)
Net income – Diluted	$0.36	$0.32	(11.1%)
Cash dividends declared per common share	$0.250	$0.250	0.0%
Weighted average number of common shares outstanding:
Basic	16,892,986	17,310,875	2.5%
Diluted	17,162,952	17,700,428	3.1%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	26 weeks ended (percent of total revenue)
	July 3, 2012	July 2, 2013
Revenues:
Company-owned restaurant sales	90.0%	89.5%
Manufacturing and commissary revenues	7.5%	7.9%
Franchise and license related revenues	2.5%	2.6%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	28.1%	28.1%
Labor costs	29.0%	29.9%
Rent and related expenses	10.9%	11.4%
Other operating costs	10.3%	10.8%
Marketing costs	3.1%	2.8%

Total company-owned restaurant costs	81.4%	83.0%
Manufacturing and commissary costs (2)	79.5%	71.8%

Total cost of sales	79.2%	79.9%
Gross margin:
Company-owned restaurant	18.6%	17.0%
Manufacturing and commissary	20.5%	28.2%
Franchise and license	100.0%	100.0%

Total gross margin	20.8%	20.1%
Operating expenses:
General and administrative expenses	10.0%	9.5%
Depreciation and amortization	4.6%	4.5%
Pre-opening expenses	0.1%	0.3%
Restructuring expenses	0.2%	0.0%
Strategic alternatives expense	0.2%	0.0%
Other operating expenses, net	0.1%	0.1%

Income from operations	5.6%	5.7%
Interest expense, net	0.8%	1.6%

Income before income taxes	4.8%	4.1%
Provision for income taxes	1.9%	1.4%

Net income	2.9%	2.7%

(1)	As a percentage of Company-owned restaurant sales
(2)	As a percentage of manufacturing and commissary revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

Selected Consolidated Balance Sheet Information:	January 1, 2013	July 2, 2013
Cash and cash equivalents, end of period	$17,432	$11,603
Property, plant and equipment, net	63,013	59,836
Total assets	213,613	201,596
Total debt	136,700	125,500
Total liabilities	186,106	169,583

	26 weeks ended
Selected Consolidated Cash Flow Information:	July 3, 2012	July 2, 2013
Net cash provided by operating activities	$23,897	$15,151
Net cash used in investing activities	(10,665)	(6,496)
Net cash used in financing activities	(7,233)	(14,484)
Free cash flow (cash provided by operating activities less cash used in investing activities)	13,232	8,655

Reconciliation of Net Income to Adjusted EBITDA:	13 weeks ended		26 weeks ended
	July 3, 2012	July 2, 2013	July 3, 2012	July 2, 2013
		(in thousands)
Net income	$2,956	$3,332	$6,160	$5,693
Adjustments to net income:
Interest expense, net	778	1,650	1,578	3,393
Provision for income taxes	1,856	1,846	3,896	3,106
Depreciation and amortization	5,011	4,614	9,778	9,554
Restructuring expenses	(74)	—	480	—
Strategic alternative expenses	435	—	435	—
Other operating expense, net	75	144	259	270

Adjusted EBITDA	$11,037	$11,586	$22,586	$22,016

EINSTEIN NOAH RESTAURANT GROUP, INC.

OTHER SELECTED INFORMATION

	Thirteen weeks ended July 2, 2013
	Company Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance - April 2, 2013	461	99	262	822
Opened restaurants	2	3	2	7
Closed restaurants	(5)	—	(3)	(8)
Refranchising, Net	(5)	5	—	—

Ending balance - July 2, 2013	453	107	261	821

	Trailing 12 Months Activity
	Company Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance - July 3, 2012	448	95	240	783
Opened restaurants	16	10	32	58
Closed restaurants	(7)	(2)	(11)	(20)
Refranchising, Net	(4)	4	—	—

Ending balance - July 2, 2013	453	107	261	821